Exhibit 10.2

FIRST AMENDMENT

TO THE

RUDDICK CORPORATION EXECUTIVE BONUS INSURANCE PLAN

By the authority granted the undersigned officer of Harris Teeter Supermarkets, Inc. (f/k/a Ruddick Corporation), this First Amendment to the Ruddick Corporation Executive Bonus Insurance Plan (“Plan”) is hereby adopted and approved as follows:

1.	The introductory paragraph of the Plan shall be amended and restated in its entirety as follows:

This Harris Teeter Supermarkets, Inc. Executive Bonus Insurance Plan (f/k/a Ruddick Corporation Executive Bonus Insurance Plan) (the “Plan”) is made and entered into as of the date set forth below by Harris Teeter Supermarkets, Inc. (f/k/a Ruddick Corporation), a corporation organized and existing under the laws of the State of North Carolina (the “Company”), such Plan to be effective as of August 19, 2010.

2.	Section 1.6 of the Plan shall be amended and restated in its entirety as follows:

1.6 Company means Harris Teeter Supermarkets, Inc., and shall also include any successor of Harris Teeter Supermarkets, Inc.

3.	Section 1.7 of the Plan shall be amended and restated in its entirety as follows:

1.7 Disabled or Disability means disability as defined in the Harris Teeter Supermarkets, Inc. Flexible Deferral Plan.

4.	Section 1.11 of the Plan shall be amended and restated in its entirety as follows:

1.11 Plan means the Harris Teeter Supermarkets, Inc. Executive Bonus Insurance Plan as contained herein and as it may be amended from time to time hereafter.

IN WITNESS WHEREOF, this First Amendment to the Ruddick Corporation Executive Bonus Insurance Plan is adopted effective April 2, 2012.

HARRIS TEETER SUPERMARKETS, INC.

By: /S/ JOHN B. WOODLIEF

John B. Woodlief, Executive Vice President
and Chief Financial Officer